UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 8, 2016
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 419-4452
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2016, Shutterstock, Inc. (the “Company”) entered into the Second Lease Modification and Extension Agreement (the “Lease Amendment”) with ESRT Empire State Building, L.L.C., a Delaware limited liability company (the “Landlord”). The Lease Amendment amends the Agreement of Lease with Empire State Building Company L.L.C., predecessor-in-interest to the Landlord, dated March 21, 2013, as amended (as amended by the Lease Amendment, the “Lease”), for the Company’s headquarters located at 350 Fifth Avenue, New York, New York 10118, and provides for the leasing of additional space within the Empire State Building. In addition to the office premises the Company currently occupies on the 20th and 21st Floors (the “Existing Premises”), the Lease Amendment provides for the lease of the entire 36th Floor of the Empire State Building, an additional approximate 25,000 square feet (the “Additional Premises”). The Additional Premises will be delivered by the Landlord to the Company in two parts during 2016, with the first part to be delivered within 150 days of execution of the Lease Amendment and the second part to be delivered no later than September 1, 2016 (the “Part B Commencement Date”).
Pursuant to the Lease Amendment, the term of the Lease with respect to the Existing Premises and Additional Premises will be extended to twelve years (the “Extended Term”) from the first day of the month that is ten months after the Part B Commencement Date and, following the expiration of the Extended Term, the Company has the option to extend the term of the Lease for a period of five years.
Rent payable by the Company under the Lease for the Existing Premises and the Additional Premises will continue to be paid on a monthly basis. Beginning in fiscal year 2017 and through the final year of the Extended Term, the Lease Amendment will result in additional aggregate rent payments of approximately $53 million.
The foregoing description of the Lease Amendment is qualified in its entirety by the text of the Lease Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Second Lease Modification and Extension Agreement, dated January 8, 2016, by and between Shutterstock, Inc. and ESRT Empire State Building, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: January 13, 2016	By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Second Lease Modification and Extension Agreement, dated January 8, 2016, by and between Shutterstock, Inc. and ESRT Empire State Building, L.L.C.

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